Exhibit 4.2



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                            ACTIVANT SOLUTIONS INC.,

                                    as Issuer

                                       AND

                           THE GUARANTOR NAMED HEREIN


                                       AND

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,

                                   as Trustee

                            -------------------------

                          THIRD SUPPLEMENTAL INDENTURE

                         Dated as of September 23, 2005

                                       to

                                    Indenture


                Dated as of June 27, 2003, as Supplemented by the
          First Supplemental Indenture Dated as of April 20, 2005, and
                   the Second Supplemental Indenture Dated as
                              of September 13, 2005

                           --------------------------


                                  $157,000,000

                              10 1/2% Senior Notes

                                    due 2011



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         THIRD SUPPLEMENTAL INDENTURE, dated as of September 23, 2005, among ACTIVANT SOLUTIONS INC., a Delaware corporation (the "Company"), SDI MERGER CORPORATION, an Illinois corporation (the "New Subsidiary Guarantor"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as successor by merger to Wells Fargo Bank Minnesota, N.A., as Trustee (the "Trustee").

         WHEREAS, the Company and certain subsidiary guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of June 27, 2003 (as supplemented, the "Indenture"), providing for the issuance of $157,000,000 aggregate principal amount of 10 1/2% Senior Notes due 2011 (the "Notes"); and

         WHEREAS, the Company, the New Subsidiary Guarantor and the Trustee desire by this Third Supplemental Indenture, pursuant to and as contemplated by the provisions of the Indenture relating to the addition of guarantors, including, without limitation, Sections 4.05 and 10.01 thereof, to add the New Subsidiary Guarantor as a guarantor pursuant to the terms of the Indenture; and

         WHEREAS, the execution and delivery of this Third Supplemental Indenture has been authorized by resolutions of the Board of Directors of each of the Company and the New Subsidiary Guarantor; and

         WHEREAS, all conditions and requirements necessary to make this Third Supplemental Indenture a valid, binding legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

         NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the holders of the Notes, as follows:

                                   ARTICLE I.

                     ASSUMPTION OF OBLIGATIONS AS GUARANTOR

Section 1.01. Assumption. The New Subsidiary Guarantor hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of a Guarantor in the Indenture as of the date of this Third Supplemental Indenture, and also hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of a Guarantor in each Note outstanding on the date of this Third Supplemental Indenture and any Additional Notes issued pursuant to the Indenture.

                                   ARTICLE II.

                            MISCELLANEOUS PROVISIONS

Section 2.01. Terms Defined. For all purposes of this Third Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Third Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

Section 2.02. Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

Section 2.03. Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 2.04. Successors. All agreements of the Company and the New Subsidiary Guarantor in this Third Supplemental Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.

Section 2.05. Duplicate Originals. All parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 2.06. Severability. In case any one or more of the provisions in this Third Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.07. Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this Third Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the New Subsidiary Guarantor, or for or with respect to (i) the validity or sufficiency of this Third Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and the New Subsidiary Guarantor by corporate action or otherwise, (iii) the due execution hereof by the Company and the New Subsidiary Guarantor or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

Section 2.08. Effectiveness. This Third Supplemental Indenture shall become effective, once executed, upon receipt by the Trustee of a certificate of an appropriate officer of the Company and an opinion of Weil, Gotshal & Manges LLP, counsel to the Company, each of which shall be dated no earlier than the date hereof.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year written above.



                         ACTIVANT SOLUTIONS INC., as Issuer

                         By:  /s/ Richard W. Rew, II
                              ------------------------------------------------
                              Name: Richard W. Rew, II
                              Title: Secretary



                         SDI MERGER CORPORATION, as a New Subsidiary Guarantor

                         By:  /s/ Richard W. Rew, II
                              ------------------------------------------------
                              Name: Richard W. Rew, II
                              Title: Secretary



                         WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

                         By:  /s/ Timothy P. Mowdy
                              ------------------------------------------------
                              Name: Timothy P. Mowdy
                              Title: Assistant Vice President